EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                          AMERICAN HOMESTAR CORPORATION
         (Effective October 3, 2001, as amended through April 23, 2002)


     These Amended and Restated Bylaws of American Homestar Corporation (the "Corporation") were adopted by a unanimous vote of the Board of Directors of the Corporation.

                                    ARTICLE I

                                  CAPITAL STOCK
                                  -------------

     Section  1.  Certificates  Representing  Shares.  The  Corporation  shall
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deliver  certificates,  in  such  form  as  may  be  determined  by the Board of
Directors, representing all shares to which shareholders are entitled. Such certificates will be consecutively numbered and entered in the stock book of the Corporation as they are issued. Each certificate will state on the face thereof the holder's name, the number, the class of shares and the par value of such shares or a statement that such shares are without par value. Such certificates shall be signed by the President or a Vice President and either the Secretary or any Assistant Secretary, and shall bear the seal of the Corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or an assistant of a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed, or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

     Section  2.  Shareholders  of  Record.  The  Board  of  Directors  of  the
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Corporation  may  appoint one or more transfer agents or registrars of any class of stock of the Corporation. Unless and until such appointment is made, the Secretary of the Corporation shall maintain among other records a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issues or from transfer. The names and addresses of shareholders as they appear on the stock certificate book shall be the official list of shareholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

     Section  3.  Transfer  of  Shares.  The  shares of the Corporation shall be
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transferable  on the stock certificate books of the Corporation by the holder of record thereof, or his duly authorized attorney or legal representative, upon endorsement and surrender for cancellation of the certificates for such shares. All certificates surrendered for transfer shall be cancelled, and no new certificate shall be issued until a former certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Corporation and any transfer agent or registrar as the Board of Directors or the Secretary may prescribe.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     Section 1.   Place of Meetings.  All meetings of shareholders shall be held
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at  the  registered  office  of the Corporation or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.

     Section  2.  Annual Meeting.  An annual meeting of the shareholders will be
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held  at  such  time  as  may  be determined by the Board of Directors, at which meeting the shareholders will elect a Board of Directors and transact such other business as may be properly brought before the meeting.

     Section  3.  Special Meetings.  Special meetings of the shareholders may be
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called by the Chairman or Vice-Chairman of the Board, the President or the Board
of Directors. Special meetings of shareholders will be called by the Secretary upon the written request of the holders of shares entitled to not less than 25 % of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.

     Section  4.  Notice  of Meeting.  Written or printed notice of all meetings
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stating  the  place,  day  and  hour  of  the  meeting,  the  means  of  remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty (60) days before the date of the meeting, either personally, by mail, or by a form of electronic transmission by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Notice sent by a form of electronic transmission shall be deemed given:
(i) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (iii) if by a posting on an electronic network together with a separate notice to the shareholder of such specific posting, upon the later of
(A) such posting and (B) the giving of such separate notice; or (iv) if by any other form of electronic transmission, when directed to the shareholder. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a proper waiver of notice. Proper waiver of notice shall either be in writing and signed by the person entitled to notice, or transmitted electronically by the person entitled to notice.

     Section 5.  Closing of Transfer Books and Fixing Record Date.  The Board of
     ---------   ------------------------------------------------
Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall be not more than sixty
(60) days, and in case of a meeting of shareholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

     Section  6.  Voting  List.  The officer or agent having charge of the stock
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transfer books of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with any requirements of this
Section  6  shall  not  affect the validity of any action taken at such meeting.

     Section  7.  Voting  at  Meetings.  Each  outstanding  share  of  the
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Corporation's  capital stock, regardless of class or series, will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or series are limited or denied by the Articles of Incorporation, as amended from time to time. At any meeting of the shareholders, every shareholder having the right to vote will be entitled to vote in person or by proxy executed in writing by such shareholder and bearing a date not more than eleven (11) months prior to such meeting, unless such instrument provides for a longer period. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as, an execution in writing for purposes of the preceding sentence. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting.

Voting for directors will be in accordance with Article III of these Bylaws. Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer orders or any shareholder demands that voting be by written ballot.

     Section  8.  Quorum  of  Shareholders.  The holders of a majority of shares
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entitled  to  vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but, if a quorum is not present or represented, the shareholders represented in person or by proxy at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or these bylaws.

     Section9.  Conduct  of  Meeting.  The Chairman of the Board, if such office
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has  been  filled,  and,  if  not  or  if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of shareholders. The Secretary shall keep the records of each meeting of shareholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by a person appointed by the meeting.

     Section  10.  Inspectors.  The  Board  of  Directors may, in advance of any
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meeting  of  shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

     Section  11.  Nominations for Election as a Director.  Only persons who are
     -----------   ---------------------------------------
nominated in accordance with the procedures set forth in these bylaws and qualify for nomination pursuant to Article III, Section 2 shall be eligible for election by shareholders as, and to serve as, directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or
(b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 11, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 11.

Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at the annual meeting of the shareholders of the Corporation, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation, and (ii) with respect to an election to be held at a special meeting of shareholders of the Corporation for the election of directors not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed to shareholders of the Corporation as provided in Section 4 of this Article II or public disclosure of the date of the special meeting was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected), and (y) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of voting stock of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. In the event that a person is validly designated as a nominee to the Board of Directors in accordance with the procedures set forth in this Section 11 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing provisions of this Section 11, for all elections of directors prior to September 1, 2006: (i) any Series C
Director shall be nominated by the unanimous vote of the remaining Series C Directors (or, if none, by the vote of the holders of a majority of the issued and outstanding shares of Series C Stock (as defined below)); (ii) any Series M Director shall be nominated by the unanimous vote of the remaining Series M Directors (or if none, by the holders of a majority of the issued and outstanding shares of Series M Stock (as defined below)); and (iii) the Series I Director shall be nominated by the unanimous vote of all of the Series M Directors and all of the Series C directors then in office. Other than directors chosen pursuant to the provisions of Section 3, Article III, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11. The presiding officer of the meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

     Section  1.  Number and Tenure.  The  affairs  of the  Corporation shall be
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managed  by or under the direction of a Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors of the Corporation shall consist of five (5) members. No decrease in the number of directors will have the effect of shortening the term of any incumbent director. Unless sooner removed in accordance with these bylaws, each Director shall hold office until his term expires as provided in the Articles of Incorporation, as amended, and until whichever of the following occurs first: his successor is elected and qualified, his resignation, his removal from office by the shareholders or his death.

     Section 2.  Qualifications; Election.  Directors  need  not be shareholders
     ---------   ------------------------
of the Corporation or a resident of the State of Texas. Directors will be elected by plurality vote at the annual meeting of shareholders, except as otherwise specifically herein provided. Until September 1, 2006, after nomination as contemplated in Section 11 of Article II of these Bylaws: (i) the Series I Director shall be elected by the holders of the Series C Stock of the Corporation ("Series C Stock") and Series M Stock of the Corporation ("Series M Stock"), voting as a single class; (ii) the Series C Directors shall be elected by the holders of the Series C Stock; and (iii) the Series M Directors shall be elected by the holders of the Series M Stock.

     Section  3.  Vacancies.  Until  September 1, 2006 (a) any vacancy among the
     ----------   ---------
Series C Directors may be filled by the remaining Series C Director, or if there is no remaining Series C Director, by the vote of the holders of Series C Stock,
(b) any vacancy among the Series M Directors may be filled by the remaining Series M Director, or if there is no remaining Series M Director, by the vote of the holders of Series M Stock, and (c) any vacancy in the Series I Director shall be filled as contemplated in the nomination provisions of Section 11 of
Article  II  of  these  Bylaws, and elected as contemplated in Section 2 of this
Article  III.

     After September 1, 2006, any vacancy occurring in the Board of Directors by death, resignation, removal or otherwise may be filled by the vote of the remaining Directors though less than a quorum of the Board of Directors.

     A Director elected to fill a vacancy will be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office only until the next election of one or more Directors by the shareholders.

     Section  4.  Place  of  Meeting.  Meetings of the Board of Directors may be
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held  either  within or without the State of Texas, as may be fixed from time to time  by  the  Board  of  Directors.

     Section  5.  Regular Meetings.  The Board of Directors shall meet each year
     ----------   ----------------
immediately following the annual meeting of the shareholders, at the place of such meeting (unless, by unanimous consent, the Directors then elected and serving shall change such time or place), for the transaction of such business as may properly be brought before it. No notice of annual meetings need be given to either old or new members of the Board of Directors. Regular meetings may be held at such other times as shall be designated by the Board of Directors.

     Section  6.  Special  Meetings.  Special meetings of the Board of Directors
     ----------   -----------------
may be held at any time upon the call of the Chairman or Vice-Chairman of the Board or the President, or any two directors of the Corporation. Notice shall either be oral or written, given either personally or sent by mail, facsimile, overnight courier or telegram to the last known address of each director. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise expressly provided by law, the Articles of Incorporation or these bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section  7.  Quorum  and  Voting.  Four  (4)  directors  shall constitute a
     ----------   -------------------
quorum for the transaction of business, but a smaller number may adjourn from time to time until they can secure the attendance of a quorum. Any regular or special directors' meeting may be adjourned from time to time by those present, whether a quorum is present or not. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, prior to September 1, 2006, the affirmative vote of four of the Directors of the Corporation shall be required for any action taken at a meeting of the Directors in order for such action to constitute the act of the Board of Directors. On and after September 1, 2006 the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     In addition to the foregoing provisions of this Section 7, from November 30, 2001 through the appointment of a replacement Series I Director, the actions of any committee of the Board shall be ineffective unless such actions are approved by the Board as contemplated above. Prior to the appointment of the Series I Director, if the Board is unable to reach approval as herein contemplated regarding any action after two consecutive meetings of the Board, then Board decisions on such disputed actions shall require the affirmative vote of three of the four Series C and Series M Directors.

     Section  8.  Compensation.  Directors  may  receive  such  salary  or other
     ----------   ------------
compensation for their services as may be approved by resolution of the Board. In addition, by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section  9.  Removal.  Any director may be removed for cause at any special
     ----------   -------
meeting of shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote at elections of directors. The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the shares represented at such meeting and entitled to vote for the election of directors. If any director who is an employee of the Corporation is terminated as an employee for cause, such termination automatically shall constitute removal as a director without the requirement of a vote of shareholders. No director may be removed without cause and approval of the Bankruptcy Court prior to September 1, 2006. Any such removal of a Series C Director prior to September 1, 2006, may only be by the vote of the holders of Series C Stock, and any such removal of a Series M Director prior to September 1, 2006, may only be by the vote of the holders of Series M Stock. Notwithstanding the foregoing, Finis F. Teeter shall have the right, at his sole discretion, to remove with or without cause the member of the board of directors who is currently serving as a Series M Director. After September 1, 2006, directors may be removed by shareholder vote with or without cause and without Bankruptcy Court approval.

     Section  10.  Audit  and Compensation Committees.  Until September 1, 2006,
     -----------   ----------------------------------
the Series I Director and the Series C Directors shall serve as members of an Audit Committee and a Compensation Committee of the Board of Directors. The
Chief Executive Officer, or the President if there is no Chief Executive Officer, shall be an ex-officio, non-voting member of the Compensation Committee and shall not participate in matters relating to his or her own compensation.
Thereafter the Board of Directors shall designate members of such committees, each of which shall consist of not more than three (3) members, none of whom shall be employees of the Corporation. A majority of the members of each such Committee shall constitute a quorum for the transaction of business. The act of a majority of the members of each such Committee present at any meeting at which a quorum is present shall be the act of the Committee. The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders and the investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The auditors for the Corporation shall be selected by, and report to, the Audit Committee. The Audit Committee's primary duties and responsibilities shall be to oversee that management (a) has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation,
(b) has established and maintained processes to assure that an adequate system of internal control is functioning with the Corporation and (c) has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy. The Compensation Committee's primary duties and responsibilities shall be to oversee and make recommendations regarding the compensation of the employees of the Corporation, including without limitation its executive management, and to administer all employee benefit programs that may be established from time to time by the Corporation, such as stock option or stock rights plans and bonus or incentive compensation plans, as well as employment policies, such as vacation, sick leave, and paid holiday policies.

     Section 11. Committees. The Board of Directors may designate members of the
     ----------  ----------
Board to constitute one or more committees in addition to the Audit and Compensation Committees, which shall in each case consist of such number of directors (not less than 2), and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it), as the Board of Directors may by resolution determine and specify in the respective resolutions appointing them. Such additional committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Texas, of its meetings and specify what notice thereof shall be given, unless the Board of Directors shall otherwise by resolution provide. The Chief Executive Officer of the Corporation, or the President if there is no Chief Executive Officer, shall have the right to receive prior written notice of, and attend, all meetings of all committees of the Board. The Board of Directors shall have power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time, subject to the condition that no employee of the Corporation may be a member of the Audit Committee or the Compensation Committee. Each member of any committee, including the Audit and Compensation Committees, shall be paid such fee, if any, as shall be fixed by the Board of Directors for each meeting of such committee which he shall attend and, in addition, such transportation and other expenses actually incurred by him in going to the meeting of such committee and returning therefrom as the Board of Directors shall approve. No committee shall have any authority to act on behalf of the Corporation except for authority specifically set forth in Section 10 of this Article, or as granted by unanimous action of the Board pursuant to these Bylaws. The authority of any committee to oversee or make recommendations regarding any matter does not include the authority to implement its recommendation or to act on behalf of the Corporation with respect to such matter or such recommendations without the approval of the Board as set forth in these Bylaws.

     Section  12.  Interested Directors.  No contract or transaction between the
     -----------   --------------------
Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation's Directors or officers are Directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

     Section  13.  Action  by  Consent.  Any  action required or permitted to be
     -----------   -------------------
taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

     Section 1. Officers. The officers of the Corporation will be elected by the
     ---------  --------
Board of Directors and shall include a President and a Secretary. The Board of Directors shall also elect a Chairman of the Board of Directors, and may also elect a Vice-Chairman of the Board of Directors, one or more Chief Executive Officers, a Chief Financial Officer, a Controller, Vice Presidents, Assistant Vice Presidents, a Treasurer, Assistant Secretaries and Assistant Treasurers. Any or more offices may be held by the same person.

     Section  2.  Election.  The  Board of Directors, at its first meeting after
     ----------   --------
each annual meeting of shareholders, will elect the officers, none of whom need be a member of the Board of Directors.

     Section  3.  Other  Officers  and  Agents.  The Board of Directors may also
     ----------   ----------------------------
elect and appoint such other officers and agents as it deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board.

     Section 4.  Compensation.  The salaries of the principal executive officers
     ---------   ------------
shall be determined by the Compensation Committee, and may be altered by the Compensation Committee from time to time except as otherwise provided by contract. All officers shall be entitled to be paid or reimbursed for all reasonable out-of-pocket costs and expenditures incurred in the Corporation's business.

     Section 5.  Vacancies.  Whenever any vacancies shall occur in any office by
     ---------   ---------
death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

     Section  6.  Term  of  Office and Removal.  Each officer of the Corporation
     ----------   ----------------------------
will hold office until his death, his resignation or removal from office, or the election and qualification of his successor, whichever shall first occur. Any officer or agent elected or appointed by the Board of Directors may be removed, for or without cause, by the affirmative vote of a majority of the entire Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section  7.  Employment  and  Other  Contracts.  The Board of Directors may
     ----------   ---------------------------------
authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section  8.  Chairman of the Board of Directors. If the Board has elected a
     ----------   ----------------------------------
Chairman of the Board, he will preside at all meetings of the shareholders and the Board of Directors. Except where by law the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, he shall exercise all the powers and discharge all the duties of the President.

     Section 9.  Vice Chairman of the Board.  The Vice Chairman of the Board, if
     ---------   --------------------------
any, shall have such powers and perform such duties as the Board of Directors or the Executive Committee may form time to time prescribe or as the Chairman of the Board or the Chief Executive Officer may from time to time delegate to him. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall perform the duties and exercise the powers of the Chairman of the Board.

     Section  10.  President.  The  President  will  be the chief administration
     -----------   ---------
officer of the Corporation and, subject to the control of the Board of Directors and the Chief Executive Officer(s), will supervise and control all of the business and affairs of the Corporation. The President will have all powers and perform all duties incident to the office of President and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

     Section  11.  Chief  Executive Officer.  Any Chief Executive Officer of the
     -----------   ------------------------
Corporation shall have, subject only to the Board of Directors, general and active management and supervision of the business and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have all powers and duties of supervision and management usually vested in the general manager of a corporation, including the supervision and direction of all other officers of the Corporation and the power to appoint and discharge agents and employees.

     Section  12.  Vice Presidents.  Each Vice President will have the usual and
     -----------   ---------------
customary powers and perform the usual and customary duties incident to the office of Vice President, and will have such other powers and perform such other duties as the Board of Directors or any committee thereof may from time to time prescribe or as the President may from time to time delegate to him. In the absence or disability of the President and the Chairman of the Board, a Vice President designated by the Board of Directors, or in the absence of such designation the Vice Presidents in the order of their seniority in office, will exercise the powers and perform the duties of the President.

     Section 13.  Chief Financial Officer.  The Chief Financial Officer, if any,
     ----------   -----------------------
will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of such receipts and disbursements, and will deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer will render to the Directors whenever they may require it an account of the operating results and financial condition of the Corporation, and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

     Section  14.  Secretary.  The  Secretary  will  attend  all meetings of the
     -----------   ---------
shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties, for the Board of Directors and committees thereof when required. The Secretary will give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors. The Secretary will keep in safe custody the seal of the Corporation. The Secretary will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

     Section 15.  Assistant Secretaries.  The Assistant Secretaries in the order
     ----------   ---------------------
of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

     Section  16.  Treasurer.  The  Treasurer will have such duties as the Board
     -----------   ---------
of Directors may from time to time prescribe, or as the President or Chief Financial Officer may from time to time delegate to him.

     Section  17.  Assistant  Treasurers.  The Assistant Treasurers in the order
     -----------   ---------------------
of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

     Section  18.  Controller.  The  Controller,  if  any,  shall share with the
     -----------   ----------
Chief Financial Officer responsibility for the financial and accounting books and records of the Corporation, shall report to the Chief Financial Officer, and shall perform such other duties as the Board of Directors or the Executive Committee or the Chief Executive Officer may from time to time prescribe.

     Section  19.  Bonding.  The  Corporation  may  secure a bond to protect the
     -----------   -------
Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.

     Section  20.  Delegation  of  Authority.  In the case of any absence of any
     -----------   -------------------------
officer of the Corporation or for any other reason that the Board may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder or agent for whatever period of time seems desirable, providing that a majority of the entire Board concurs therein.

                                    ARTICLE V

                                     NOTICE
                                     ------

     Section  1.  Form of Notice. Whenever by law, the Articles of Incorporation
     ----------   --------------
or these Bylaws, notice is to be given to any Director or shareholder, and no provision is made as to how such notice is to be given, such notice may be given: (i) in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation or (ii) in any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mail.

     Section  2.  Waiver.  Whenever  any  notice  is required to be given to any
     ----------   ------
shareholder or Director of the Corporation as required by law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a shareholder or Director at a meeting will constitute a waiver of notice of such meeting, except where such shareholder or Director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     Section  1.  Dividends.  Dividends  upon  the  outstanding  shares  of  the
     ----------   ---------
Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Texas Business Corporation Act and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty
(60) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.

     Section  2.  Reserves.  There  may be created by resolution of the Board of
     ----------   --------
Directors out of the surplus of the Corporation such reserve or reserves as the directors from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors may deem beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.

     Section  3.  Indemnification  of  Officers  and Directors.  The Corporation
     ----------   --------------------------------------------
will indemnify its directors to the fullest extent permitted by the Texas Business Corporation Act and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

     Section  4.  Insurance.  The Corporation may at the discretion of the Board
     ----------   ---------
of Directors purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify pursuant to law, the Articles of Incorporation, these Bylaws or otherwise.

     Section  5.  Amendments.  These  bylaws may be altered, amended or repealed
     ----------   ----------
by the Board of Directors by the affirmative vote of a majority of the directors, which must include the affirmative vote of (a) two (2) Series C Directors and one (1) Series M Director or (b) one (1) Series C Director, one
(1)  Series  M  Director  and  the  Series  I  Director until September 1, 2006.

     Section  6.  Conference  Telephone  Meetings.  Meetings  of  shareholders,
     ----------   -------------------------------
directors or any committee may be held by means of conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section  7.  Offices.  The  principal  office  of  the Corporation shall be
     ----------   -------
located in League City, Texas unless and until changed by resolution of the Board of Directors. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.

     Section  8.  Resignations.  Any director or officer may resign at any time.
     ----------   ------------
Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     Section  9.  Seal.  The  seal  of the Corporation shall be circular in form
     ----------   ----
with a five-pointed star in the center and the name of the Corporation around the margin thereof.

     Section  10.  Auditors.  The  Audit  Committee  shall designate independent
     -----------   --------
certified public accountants of recognized standing to serve as the auditors of the Corporation and its subsidiaries.

     Section  11.  Invalid  Provisions.  If  any  part  of  these Bylaws is held
     -----------   -------------------
invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.

     Section  12.  Relation  to  Articles  of  Incorporation.  These  Bylaws are
     -----------   -----------------------------------------
subject  to,  and  governed  by,  the  Articles  of  Incorporation.